Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan,

(2)Registration Statement (Form S-8 No. 333-207165) pertaining to the 2014 Incentive Plan of Magnetek, Inc.,

(3)Registration Statement (Form S-8 No. 333-212865) pertaining to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan,

(4)Registration Statement (Form S-3 No. 333-217382) and related Prospectus of Columbus McKinnon Corporation for the registration of 2,273,000 shares of common stock of Columbus McKinnon Corporation, and

(5)Registration Statement (Form S-3 No. 333-231827) and related Prospectus of Columbus McKinnon Corporation for the registration of common stock, preferred stock, warrants, rights, stock purchase contracts, debt securities, units and guarantees of debt securities of Columbus McKinnon Corporation;

of our reports dated May 26, 2021, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2021.

/s/ Ernst & Young LLP

Buffalo, New York
May 26, 2021